Exhibit 4.89

DATED 04th AUGUST 2022

BROOGE PETROLEUM AND GAS INVESTMENT COMPANY FZE
AS OPERATOR

- and –

CENGEO NEW ENERGY FZ-LLC
AS CUSTOMER

COMMERCIAL STORAGE AGREEMENT

Hogan Lovells

Hogan Lovells (Middle East) LLP
19th Floor, Al Fattan Currency Tower, Dubai International Financial Centre, PO Box 506602, Dubai, UAE

- 1 - The parties listed below agree, in this Commercial Storage Agreement (ths "Agreement") dated as of 04!" August 2022 and executed in Dubai, UAE, the following: KEY COMMERCIAL TERMS Operator Agreement to provide Services Agreement Definitions Brooge Petroleum nd Investment Company FZE, company incorporated in Fujairah Free Zone, having registration number 13 - FZC - 1117 and registered PO Box 50170 Fujairah United Arab Emirates (the "Operator" or "BPGIC") . CenGeo New Energy FZ - LLC, an (the "Customer“). The Operator agrees to provide the Services in relation to the Product at the Terminal, and the Customer wishes to store the Product at the Terminal and desires to purchase storage related handling services from the Operator on the terms and conditions set out in this Agreement . This Agreement comprises these Key Commercial Terms and the General Tams and Conditions ("GTCs") which are attached to Ihis Agreement and are hereby incorporated by reference in this Agreement as if thay were set out in full and *hall apply to the provisions of fhls P • sement, subject to Clause 1 . 4 of the GTCs . In this Agreement, capitalised words and expressions have the meanings set out for them (whether by incorporation, cross - reference or othenvise) in the GTCs, unless otherwise defined in this Agreement or Idle context otherwise requires . In addition, "Circulation Gharges" means the charges described In Box 16 of these Key Commercial Terms ;

- 2 - 2. ’Clausa(s)" means the provision(s) and stipulation(s) of the GTCs : "Commencement Date" means 15 * August 2022 ; 3. 4. "Excess Throughput Charges" means the charges describad in Box 14 of thesaKey Commercial Terms ; 5. 6. 7. "Fae" means, in respect of each month an amount equal to the aggregate of the Rental and Handling Charges, the Excess Throughput Charges, the Tank Cleaning Charges, the Circulation Charges, the Tank Heating Charges, the Inter - Tanl‹ Transfer Charges, and the TopSida Facility Charges for such month ; "Finance Party" means any person provldlng debt financlng to the Operator In connection with the Teminal (excluding any shareholder of the Operator or any Affiliate of any shareholder) ; ƒ FIoor Price has the meaning given to it In Box 13 of these Key Commercial Tems ; 8. "Guarantee" not used; 9. "Guarantor" not used; 10. "GTCs" has the maaning given to It In Box 4 of these Key Commercial Tems ; 11. "Intar - Tank Transfer Charges" means the charges described in Box 18 of thase Key Commercial Tams ; 12. "Key Commercial Terms" means the provisions of Box 1 to 22 ; 13. "Market Price" has the meaning given to it in Box 13 of these Key Commercial TeiTns ; 14. "POF" has the meanlng given to it in Box 9 of these Key Commercial Tams ;

15 . "Product" has the meaning given to it in Box 8 of these Key Commercial Terms ; 16. "Rental and Handling Charges" means the charges described In Box 13 of theseKey Commercial Tems ; 17. "Services" has the maaning givan to it in Box 10 of thesa Key Commercial Tems ; 18. "Storage Facilities" means any storage space with pipelines, pumps, component parts and equipment and appliances belonglng thereto, whioh are within the Teminal, to be made avallable to or to be used by the Operator for the purpose of carrying out the Services pursuant to the Agreement ; 19. "Tank Cleaning Charges" means the charges described In Box 15 of these Key Commercial Terms ; 2 Q . Bank Heating Charges" means the charges described In Box 17 of these Key Commercial Terms ; 21. "Tank Turn" means a volume of Product equal to the Volume Commitment ; 22. Mem’ has the meaning given to it in Box 7 of these Key Commercial Tems ; 23. ’Terminal’ means the pePoleum crude and product 25. storage terminal described In Box 9 of these Key Commerclal Terms ; 24 . ' 7 opSlde Facility Charges" means the charges descrlbed In Box 19 of these Key Commercial Terms ; and Volume Commitment" has the meaning given to it in Box 11 of these Key Commercial Tems .; and 26 . "Port Dues" has the meaning given to It In Box 20 of thsse Key Commerdal Tems .

6. Guarantee 7. Parlod of Agreement 8. Product 9. Teminal 10. Services 4 - 27 . "Wharfage Facility Charges" has tha meaning given to It in Box 20 of thasa Key Commercial Tems . Not used. The obllgatlons under this Agreement (including the obligation of the Operator to provide the Services and of the Customer to pay the Fee) shall begin on the Commencement Date, and shall, subject to the tems of this Agreement, continue for a perlod of 1 year + 2 years, i . a . (the ’Term") . Tha Agreement can be renewed based on mutual agreement, with to be defined conditions . The parties should start negotiations 30 (thirty) days prior to the expiry of the Tern . The Product shall comprise white petrolaum products (naphtha and gasoll) delivered by the Customer to the Operator for the purposes of carrying out the Services, as described in the Port Rules for Topside Facility Operations (the ‘Top Side Rules") and fha type and speciflcadons of whlch shall be pre - agreed by the Parties prior to del 1 very . Teminal means the 399,324 cubic metre capacity fuel oil and product storage teminal developed by BPGIC in the Emirata of Fujalrah, and more specifically, located near the Port of Fujalrah ("POF"), United Amb Emirates and any other premises, offioe, building, Storage Faclllaes (as defined in the GTCs), tank, and plpellne at whlch or In which Services are provided to the Customer In accordance with thls Agreement by the Operator or any third party appointed by the Operator . In case a third party is appointed by the Operator . The Services shall comprise any or all operations carried out or to be carried out by the Operator in respect of the Product at, outside or through tha Terminal, inclusive of but not rastricte to:

11. Volume Commitment for Storage 12. Payment 1. mal‹lng storage space available in respect of the Volume Commitment ; 2. storing, manipulating (which shall be deemed to indude the through - pumping of the Product beMeen the matrix manifold and the Termlnal), moving, treabng, processing and delivering ; and administrative handling of tha Product (including preparing shipping documentation for, dealing with mandatory government reporting and/or other administrative activities related to the Product) . 3. For the avoidance of doubt, the Operator is entitled to sub - contract all or part of the Senrlces to a sub - contractor or third - party operator at its sole discretion . The Customer oo ” storage capadty of renting a cbm at the Teminal (the Volume Commitment"), subject to the tems of this Agreement. The Operator shall invoice, and the Customer shall pay In accordance with this Agreement the aggregate for each month during the Tarm an amount equal to the aggregate of : 1. the Rental and Handling Charges; the Excess Throughput Charges; the Tank Cleaning Charges: 4. 5. the Circulation Charges; the Inter - Tank Transfer Charges; and 6. ths Port of F - ujairah tariffs induding but not limited to Wharfage Facility Charges ; and the TopSide Facility Charges, for such month, which will be accepted by Customer only as per actual invoice from Port of Fujairah

13. Rental and Handling Charges 14. Excess Throughput Chargas 15. Tank Cleaning Charges For each month, during tha Tern, the Rental and Handling Charges shall be determined as the Volume Commitment multiplied by : US$ er cbm par month ("Floor Price”). The Customar shall have at no extra cost a throughput allowance equal too Bank turn ohm* per month . Tank turn means a vdume of product equal to the Volume Commitment . If the Customer exceeds this allowance, the Customer shall pay to the Operator, the Excess Throughput Charges in respect of tha excess above the Volume Commitment dellvered or redeliverad at a rate of US $ per cbrn of the volume of the Product handled per each import/export . Excess Throughput Charges will be reviewed and may be adjusted annually by the Operator. Unused free throughput cannot be carriad forward to subsequent months. If the Customer requlras a tank allocated to it to be cleaned as a result of th Customar raquasting a change in th Product stored In that tank, or In theaven of the expira8on/termlnatlon of fh Agreement; the Customer shall pay a amount equal to the actual documented costs incurred by the O{wrator in managlng and procuring the cleaning a the tank or tanks. A third - party surveyo engaged by the Customer shall inspec and test the tsnManks for cleanliness. Customer shall receive the tank In suiBble condition and will be insps by Customer nominated inspectlo company, which shall comply with th terms agreed hereln, and Customer will handover and

16. Circulation Charges 17. Tank Heating 18. Inter•Tank Transfers 19. TopSlde Facility Charges - 7 - deliver it back to the Operator on the same basis. 20. Port Dues and Wharfage Facility Charges The Customer shall pay to the Operator circulation charges ^CircuIatlon Charges ƒ ) at a US $ per hour in ca 5 e such a service is requested by the Customer . Not applicable for the required products. If the Customer raquests, and the Oparator consents to, the transfar of the Customer's Product from one tank to another, the Customer shall pay Inter - Tank Transfer Charges to the Operator at the amount of USS r cbm of Product transferred between any tanks at the same Terminal and measured at ambiant temperature during the bansfar per month . The custody transfer volume will be based on the Issuing tank level gauge computation . The Customer will pay the Operator on a pass - through basis the TopSlde Facility charges as charged by the POF as further set out in Clause 11 of the GTCS, and a 9 par actual Port of Fujairah Involces . Port duas and any other charges (including Wharfage Facility Charges) imposed by the POF on the Customer's vessels as defined in the port of Fujalrah Port TariP (elective flom 1 May 2008 as amended from time to time) or any other appliable charges shall be borne directly by the Customer and are not applicable to this Agreament . To the extent these amounts are invoiced directly to the Operator rather than lhe Customer, the Customer shall repay the Operator all such amounts upon receipt of an involve in respect of such charges from the Operator in accordance with the provisions of Clause 11 . Any duties or taxes levied by any competent authority will be payable by the ñ‹intnmer ns further nrt nut in Clause 3 . 10 of the GTCs . Any material Increase ƒ in costs reasonably incurred or to be incurred and properly evidenced and satisfactorily documented by BPGIC in performing l*a obligations under this Agreemant, including any material increase that arises as a direct result of a chcngo in 'aw (including a chango in interpratation of an existing law), regulation (ncluding a change in interpratation of an existing regulation) or tax, will be borne by the Customer, based on mutual agreement, ona pro rata basis, that is pro rata to the proportion which its Volume Commitment bears to the total storage capacity of lhe Terminal, by means of an adjustm ƒ nt to the appropriate element(s) of the Fee . Change In law 21. - 0 - IN WITNESS WFiEREOF tho Partios hereto havo entered into this Agreement on the day and year ñrsl abova written. Signed by Mr. / \ Pico/aas L. Paardenkooper for and on bahalf of Brooge Pefro/e/zm and Gas / In the presence of: Narrle: ................................. Signature: S“ ned b for and on betialol CenGeo New Ene? In the Nama: Signature: FZE

DATED Z022 - 9 - GENERAL TERM6 AND CONDITIONS FOR TANK STORAOE AND HANDLING OF PRODUCTS Hogan Love£s Hogan Lovells (Mlddle East) LLP 19a Floor. AI Fattan Currency Tov/ar, Dubai IntemalJonai nnanaai c•ur•. PO Box 506602, Dubal, UAE

CONTENTS PAGE CLAUSE z APPLICABILITY OF GTCs 2. 3 PRODUCTS 3. 5 STOWGE FACILITIES 4. OPERATION AND MAINTENANCE OF STORAGE FACILITIES 5. DELIVERY AND REDELIVERY 6. DELIVERY ANo REDELIVERY REQUIREMENTS 7. 9 HANDLiNG OF VESSELS 8. 10 DETERMINATION OF QUANTITIES 9. 11 ACCESS TO TERMINAL 10. 11 CONDITIONS OF PAYMENT 11. 13 THIRD PARTY CHARGES AND SUMS ON PRODUCTS 12. 13 RIGHTS OF LIEN AND RETENTION 13. 14 TRANSFER OF OwNERSHIP 14. 14 REPRESENTATIONS AND WARRANTIES 15. 14 TERMINATION 16. 16 AFTER TERMINATION 17. 18 FORCE MAJEURE 18. 19 LIABILITY 19. 22 INSURANCE 20. 23 CONFIDENTIALITY 21. 23 CUNIULATIVE RiGHTS AND REMEDIES 22. 24 COMPLIANCE WITH STATUTES 23. 24 NOTICEs 24. 25 ASSIGNMENT 25. 25 CONSENT OR WAIVER 26. 25 SEVERABlLiTY 27. 25 APPLICABLE LAW 28. 25 NOTiCE OF DIsPUTE 29. 25 30. 26 THIRD PARTY RIGHTS 31. Hogan Love \ is

1. DEFINITIONS AND INTERPRETATION 1.1 Definitions In this Agreement: "Additional Documents" has the meanlng as ascrlbad to It in Clause 3.2. "Affiliate" means a Party or pemon Controlling, Controlled by or under common Control with another Party . "Agreement" means this Agreement comprised of the Key Commercial Terms and the GTCs or any agreement made in writing between the Customer and the Operator for the carrying out the Services . ’Applicable Laws“ means any federal, emirate, municipal or authority statute, ordinance, regulation, guideline, rule, code, dlrectlon or any licence, consent, permit, authorlsatlon or otfier approval, including any conditions attachad thereto, of the United Arab Emirates, the Emirate of Fujairah or any publlc body or authority, local or federal agency, department . inspector, ministry, official or public or statutory person which has approprIate]urisdIction . "Business Day" means any day excluding Saturday and Sunday and any day which shall be a legal holiday or a day on which banking Institutions are authorised or required by law or other governmental action to be closed In the United Arab Emirates ; "Control ƒ In relation to a body corporate means the ability of a parson to ensure that the activities and business of that body corporate are conductad in accordance with the wishes of that person and a person shall be deemed to have Control of a body corporate if that person possessas the majority of the issued shara capital or the voting rights In that body corporate or the right to appolnt or remove directors of that body corporate holding a majority of the voting rights at meetings of the board of directors (or equivalent management organ) on all, or substantially all, matters, and except as expressly provided in this Agreement cognates of the tarm Control shall be construed accordingly . "Customer" means the Customer as specified in the Key Commercial Terms. "Dispute" has the meaning given to it in Clause 28. "Energy Institute" means the professional body for the energy industry, based in the UK. "Failure to Pay Notice" has the meaning given to it in Clause 13.2. 'Force Majeure" has the meanlng given to It In Clause 18.1. ‘LIBOR’ means the London interbank offered rate adminlstered by ICE Benchmark Admlnistrafton Limited (or any other parson whlch takes over the administration of that rate) for USD and pariod of one month dlsplaysd on pages LIBOR 01 or LIBOR 02 of the Thomson Reuters screen or any benchmark rata which is formally designated, nominated or recommended as the replacement for LIBOR . ’Loss" means any loss, damage, cost and expense suffered by the daimant due to the loss, destruction or damage of any property (includlng the property of the claimant) or from any damage to the environment or from the daath or injury of any person (Induding the claimant) . 'Maintenance Works" means checklng, maintenance, repair and alteratlon work to the Temlnal as per Clause 5 . 1 . Hogan Lovells

"OT 1 " and "OT 2 " means all permanent existing and planned oil tanker berths at Oil Tanksr Terminal 1 and Oil Tanker Teminal 2 within the Port of Fujairah, along with the installations related thereto . "Party" and ’Parties" means the Customer and the Operator Individually and collectively as tha context may require . "Port Regulations" means any rules, regulations, ordinances, procedures, dlrectlves, requirements, policies, standards or Infomation of any kind, whether currently In force or introduced from time to time, producad by the POF In connectlon with POF and with which users of POF are required to comply, including the Port Guidalines, the Port Ordinance 1982 , and the Top Side Rules, as may be amended from tlme to time . "Reasonable and Prudent Operator" means a person seeking in good faith to perform Its contractual obligations and in so doing and in the general conduct of its undertaking exercising that degree of skill, diligance, prudence and foresight which would reasonably and ordinarily be expected from a skillad and experienced operator complying with the Port Regulations and all Applicable Laws and engaged in the same type of undertaking under the same or similar circumstances and conditions as contemplated by this Agreement . "Rulas" has the meaning given to It in Clause 30 . 1 . "Security Trustee" has the meaning given to It in Clause 16 . 3 . "Standards of a Reasonable and Prudent Operator" means ltie standards, practices, methods and procedures expected from a Reasonable and Prudent Operator . "Tamlnatlon Sum" means an amount equal to the aggregate amount that would have become due in respect of the Rental and Handllng Charge (fixed at the higher of the Floor Price or the latest Market Price) under this Agreement until the data on which this Agraament would have expirad in accordance with IB terms . Vessel" means any boat, ship or tanker delivering Product to the Terminal via the OT 1 , OT 2 or any future Jettles or any single buoy mooring system . 1.2 interpratatlon Words importing the singular only also include the plural and vice versa where the context requires ; words and expressions importing the masculina gender include the feminine ; refarance to person includes any public body and any body of persons Incorporate or unincorporate . 1.3 Clause headings shall be deemed not to be part of the Agreament and shall not be taken Into account in the Interpratatlon thereof . Prevalence The provisions of tha Key Commercial Tems and the Clauses of the GTCs are to be read as mutually axplanalo/y one of another, bul in case of conflict, discrepancy in or divergence between the provislons of the Key Commercial Tems and the Clauses of this Agreement, the provisions of the Key Commercial Tems shall prevall . 2. @PPMCABIMTY OF GTCs AJI Services shall be provided and carried out pursuant to this Agreement, unless otherwise agraed in writing by the Parties.

3. PRODUCTS 3.1 Description For each cargo of Product to be delivered to the Terminal, the Customer shall, when required by the Operator in accordance with the Operator's normal operating procedures, furnish to the Oparator a correct and kll written description of the Products as may be reasonably æquested by the Operator and shall Include : thalr nature, type, quality, composition, temperature, weight, volume, value, source, origin, hazard classifiœtion, their pressure and in addition thereto all physical/chemical propertles Including but not restricted to : boiling point, flash point, vapour pæ 9 sure, toxicity, melting point, coagulation point, viscosity, degradableness in watar, stability, corrosiveness, acidity, static loading, smell level, MAC/PEL value and all particulars, knowledge of which is material to the Operator for the provislon of the Servicas or altemathely, which Is of such nature that lhe Agreement would not have been entered into or not on the same conditions, If the Operator had had knowledge of those particulars . Such description shall be provided by the Customer in the fom specified by the Opeætor . 32 Addltlonal Documents The Customer agrees to execute in its name, pay for, and furnish to the Operator timely before the receipt of the Products all infonTlahon, documents, pemits, approvals and other materials and data ("Additional Documents') which may be required by any Applicable Law including statutes, ordinances, rules, or regulations of any public autho ty relating to the desc ption, raceipt, storing, handling (loading/unloading), blending, shipping, or disposal of the Products or their waste or waste products, to or from the Terminal, together with detailed written Instructions ae la their use and disposition . 3. Notłflcatlon The Customer shall as soon as practically possible notify the Operator in wri 5 ng of new data with regard to the Products falling under the Agreement that become known du ng the duraóon of the Agreement 4. No Cognlzance The Operator shall not be deemed to have knowledge of the description of the Products, if the descripëons referred to in Clauæ 3 . 1 and/or the Additional Documenłs as per Clause 3 . 2 are not materially complete or correct . The Operator may accept delivery of the Products notwithstanding the Operator's knowledge of any inœrrect or Incomplete desc phon of the Products and/or incorrect or Incomplete AddiDonal Documents (having nobfied the Customer of such), and if the Operator shall choose to taka delivery of the Products : (a) the Customer shall bear the risk and expense of any necessary measures carried out by the Operator In æspect of the Products arlslng from such incorrect or incomplete dascripšon and/or such Incorrect or Inœmplete Additional Documents and shall indemnify the Operator against all Loss arising from such measures ; and (b) the Oparator shall not be liable for any Loss aûsing from such taking of delivery of the Products, save in each case to the extent such Loss arises from the gross negligence or wilful mlsconduct of the Operator .

5. Inspection of Products (a) The Operator is not bound to check the Product or their quality, conditions and confomity with their descrlption andlor, as the case maybe, the completeness or correctness of the Additional Documents . Without prajudice to Clause 3 . 4 , the Operator shall, however, be entitlad, on or before taking delivery of any Products, to measure, test or examine the Products and check the Additional Documents for the purposes of inspection or verification if the Operator suspects that the contents have been incompletely or incorrectly describad and/or Incomplete or incorrect Additlonal Documents have been furnished to the Operator . The Customer shall bear the reasonable and documented cost of the Operator's inspection and verifiatlon . (b) The Customer may appoint, at its own cost and expense, an Independent inspector(s), the identity of which shall be approved by the Operator, to ascertain the quality of the Products at the Terminal . The decision of such inspector(s), If appointed, shall be traated and accepted by the Customer and the Oparator as conclusive and shall be final and binding upon the Operator and Ihe Customer, save In the case of fraud or manifest error, as to the quality of the Products so loaded or unloaded . If no inspector Is appointed, then in such an event lhe qualities ascertained by the Operator shall be binding for both Parties . 6. Delivery of Products (a) Any taking of delivery of the Product by the Operator shall not constitute proof that the Products were delivered in a good and undamaged condition . (b) The Operator shall, as soon as possible, notlfy the Customer of any damage or defect of the Products and/or lncompleteness or Incorrectness of the description of the Products or the Additional Documents, which is apparent at the time of delivery thereof but the Customer shall not make any claim agalnst the Operator by reason of the fact that it has not been so notified . (c) The Operator shall be entitled, at the expense of the Customer, to do all things necessary to prevent or reduce further deterioration in the condltlon of the Products and to arrange for a report to be made on the condition of the Products or, as the case may be, anange for the sorrection or completeness of the Addltional Documents, without being liable for any Loss arising from doing such things and the Customer shall indemnify the Operator against such Loss save where such Loss arises from the gross negllgence or wilful misconduct of the Operator . 7. Refusal of Products NoMithstanding other provisions of the Agreement, the Operator shall be entitled to refuse to take delivery of the Products or to carry out any Services if the acceptance of Product or carrying out of Sarvlces may in the reasonable opinlon of the Operator result In : (a) the Products delivered purportedly as the Products do not confom with the description thereof provided by the Customer as per Clause 3 . 1 and/or are not furnished with complete or correct Additional Documents as per Clause 3 . 2 ; (b) danger or damage either to persons, goods, the Terminal or property generally; (c) any environmental damage; or (d) a violation of the Port Regulations or Applicable Laws.

3.8 If the Products are at the Teminal and, in the reasonable opinion of the Operator, do not conform with the description thereof provided by the Customer as per Clause 3 . 1 and/or are not furnished with complete or correct Additional Documents as per Clause 3 . 2 , the Operator shall be enticed to remove the Products forthwith at the risk and expense of the Customer . 3.9 Admission to Terminal If the Operator gives its consent to admit to the Terminal the Product 9 , whose quality deviates from the description referred to in Clause 3 . 1 and/or, as the case may be, the Additional Documents are Incomplete or incorrect as per Clause 3 . 2 , all the necessary exba operations, of any nature whaboevar, which are arried out in relation to those Products and all further consequences shall be for the account of the Customer . 10. Dutles, Taxes and Chargas If the Products are or may be subject to duties, taxation or other charges under the Applicable Law, the Customer shall reasonably In advance and on demand furnish to the Operator, all infomation and documents required by the Operator to enable the Operator to make the appropriate declarations to such authoritles for such purposes or to facilitate the Oparator's deallngs with such authorities . The Customer shall be liable for and shall indemnify the Operator against any Loss, penaltles, taxes or duties paid or payable by the Operator as well as any declarations made to lha authorities by the Operator basad on the documents and infomation provided to the Operator by tha Customer in connection wlth the dutles, taxation and other charges which the Products are or may be subject to . 11. Warranty The Customer warrants that the Products : (a) will ause no damage to the Storage Facilities and/or ancillary equipment of the Tamlnal; (b) will not render, after cleaning, the Storage Facilities unfit for the proper storage of water white chemicals; and (c) may IawfuIIy be stored at the Teminal. The Customer shall be responsible for all Lossas, finas, panaltias and damages diract 1 y resulting from the storaga of the Products at the Teminal . Provided, however, the Customer shall not be responsible for such fines, penalties and damages arising from the Opeætor's failure to use reasonable caæ in safekeeplng and handllng of the Products or the property of the Customer pursuant to lts obllgabon 9 under the Agreemerit or any damage œused by the gross negllgence or wilful misaonduct of the Operator, or from any manufacturlng defecls in the mateûals or the manufacture of the tanks, interœnnecting plpes, manlfolds, the Storage Facllities and/or ancillary equlpment of theTerminal . 12. Title and rlsk Except to the extent inconsistent with Clause 13 . 3 and Clause 17 . 5 , title and risk in relation to the Product shall remain with the Customer at all times under the tema of this Agreement . 4. STORAGE FAclLliizs 1. Us6 Of toTdg6 FacilNes The Customer shall only use the Starage Fadlitles for the purposes specified in the Agreement unless otherwise sublet (o another customer, for which in such case the

Customer will aPect a mutually agreed sublease contract to be annexed to thls Commercial Storage Agreement . 2. Selection of Storage Facilities (a) Unless expressly provided otherwise in the Agreement, the Operator shall, at its absolute dlsaretion, in consultation with the Customer, salect the Storage Facilities suitable for receipt and storage of the Products and shall be enti 5 ed to move the Products from one part of the Storage Facllitles to another from tlme to time with the approval of the Customer (not to be unreasonably withheld or delayed) at no cost to the Customer . (b) Subject to obtaining the consent of the Customer to be given at the Customer's sole discretion and other relevant customers (which consent shall not be required In the event of an emergency), the Operator may receive and store the Products at any of the Storage Facilities at the Teminal in common with Products of the sama average quallty and of the same grade as the Products . (c) The Customer shall not be entitled to claim that Products, which the Operator shall subsequently dallvar to the Customer out of such common place purportedly as the Products, are not in fact the Products, which the Customer had earlier delivered to the Operator for carrying out the Services . (d) The Operator shall as soon as possible, notify the Customer of any movement of the Products but the Customer shall not make any clalm agalnst the Operator by reason of the fact that it has not been so notifled . 3. Suitability of Storage Facilities The Customer (or a third - party surveyor engaged by the Customer) shall be entitled to inspect the Storage Facilities to ansure their cleanliness, suitability and good condition prior to the delivery of the Products to the Operator . The rights to inspect shall be exercised at reasonable dmes and with prior written notice, provided the relevant representatlve of the Customer (or a third - party surveyor engaged by the Customer) shall comply with all on - site health and safety and other regulations . If the Customer (or a third party surveyor engaged by the Customer) shall not make such inspection or shall not have objected In wrltlng to tha cleanliness, suitabillty or condition of the Storage Fadlltles wlthln 7 days following such inspection, the Storage Facilities shall be deemed to have been in a clean, suitable and good condition upon the delivery of the Products thereto and the Operator shall not be liable in any way whatsoever for any Loss arising out of any lack of cleanliness or the state or condition of the Storage Faclllties . The decision of any third party surveyor engaged by the Customer as to the cleanliness or otherwise of the Storage Facilities shall, except In the case of fraud or manifest error, be final . 4. Substitute Storage Facllkles If at any time during the term of the Agreement, the Oparator finds It naceasary to provide substitute storage facilities to the Customer, the Operator may do so provlded such use will not result in the mixing of the Product with the product of any other customer, any additional costs involved In the transfer of Products is at the expense of the Operator and tha Operator has obtained the Customer's prior approval (not to be unreasonably wilhheldor delayed) . Any such substitute storage facilities, while In use under lhis Agreement, shallbe deemed to be the Storage Faclllties refsnad to in this Agreement . The Operator shall compansate the Customer for the cost of any Product lost as a result of the use of such substituta Storage Facilities which Is only beyond the tolerance rule of 0 . 5 ƒ /» plus or minus and that is caused by gross negligence of the Operator .

6. 8.1 4.5 Maximum Contents Unlass explicitly permitted otherwise in writing by the Operator, the maximum allowable weight, which may be stored in any Storage Facility shall be equivalent to the weight of the volume of water at a temperature of 4 oC, with which the capacity of the Storage Facility in question can be filled . No reduction in the storage rates and charges payable as per Box 12 of the Kay Commerclal Terms shall be allowed on the ground that any part of such Storage Facilities shall not have been used . 5. OPERATION AND MAINTENANCE OF STORAGE FACILITIES 1. Operation and Maintenance The Operator at all times during the term of the Agreement shall operate and maintain tha Terminal and related equipment provided hereunder in good and serviceable condition to the Standards ofa Reasonable and Prudent Operator . Provided that the Operator promptly and reasonably in advance notlRes the Customer, the Operator shall be entitled, at any time and from time to time, to carry out Maintenanca Works to the Terminal or to hava these carried out, and furthermoreto effect alterations or to have these elected or altarnatively to fit additional or special equipment to the Terminal or to have these fitted, whenever the Operator deems It necessary or prudent to do so or if the Operator is obliged to do so pursuant to Applicable Law . 2. Moving of Products Subject to obtainlng the Customer's consent (which consent shall not be unreasonably withheld or delayed and shall not be required in the event of an emergency), the Operator shall be entitled to move the Products from the Terminal to other parts of the Teminal if the Operator shall deem such movement to be necessary for the Operator to carry out such Maintenance Works and In such event the Operator shall as soon as possible notify the Customer of such movemant of the Products . The Operator shall compensate the Customer for any Product lost as a result of lhe movement of Products . 3. Liability The Customer shall not be entided to make any claim that has elther dlractly or Indlractly arlsen from Malntenance Works or from the deprlvatlon of the use of the Terminal for any duration as a result of such Maintenance Works provided that the Operator has notified the Customer as soon as practicable after becoming aware of such works and, except in the case of an emergency, has consulted with the Customer In respect to such works . Nothing in this Clause 5 . 3 shall prevent the Customer from bringing a claim which has arisan from the gross negligence or wilful misconduct of the Operator . 4. Payment during Maintenance Subject to the provlsions of this Clause 5 . 4 , the Operator shall be entided to payment by the Customer of all the rates and charges or other sums payable by the Customer under the Agreement in respect of the use of the TeminBl even during any period that the Customer may be deprived of the use of the Teminal during such Maintenance Works . DEMVERY AND REDELIVERY The Products shall be deemed to have been delivered by or on behalf of the Customer to the Operator at the Terminal:

(a) if the Products are delivered from a Vessel, immediately upon the Products passing the connecting flange of the pipeline at the Terminal connected to the manifold of the Vessel ; or (b) if the Products are delivered through a pipeline of any other person, immediately upon the Products passing the valve placad between that pipeline and the pipeline at the Terminal . 2. Redellvery The Products shall be deemed to have been re - delivsred by the Operator to the Customer from the Terminal: (a) If the Products are re - dellvered to a Vessel, Immediately after the Products have passed the connecting flange of the pipeline at the Terminal connected to Ihe manifold of the Vessel ; or (b) If the Products are re 6 ellvered through a pipeline of any other person, immediately after the Products have passed the valve placad baMeen the pipeline at the Terminal and the first mentioned pipeline . 7. DzLlvEnY xao REDELIVERY REQUIREMENTS 1. Requirements The Operator shall receive from or re - deliver to the Customer the Products: (a) if so instructed by the Customer; (b) against the presentakan of a receipt in a form approved by the Operator and duly signed and stamped by the Customer, provided that the Customer shall have perfomed and observed the material terms and conditions of the Agreement and of any other agreement made between the Operator and Ihe Customer in respect of other Products at the Terminal, up to the date of such re • deIivery . 2. No Obligation Prior to the re - delivery of the Product by the Operator to the Customer, the Customer shall advise the Operator in writing of the person(s) authoñsed to take ra - delivery of such Product . The Operator shall be entitled and shall endeavour but not obliged to : (a) demand from any person purpoñing to be entitled or authorised to take re - dellvery of the Products, satisfactory proof of the person's identity and of such antitiement and authority ; and (b) sadsfy Itself that the signature and stamp appearing on the instructions and receipts are correct and valid as at the date of re - delivery . Tha Opeætor may d its sde zfsaeôxi accept and act or reject on any request or instruction given by any person who appears or purports to be authorised by the Customer to deal wiM or take redelivery of the Products without being requiæd to veñfy the same with the Customer, and In the event that the Operator acts in reliance on any such request or Instruction, the same shall be deemed to have been made or given by the Customer . The Operator shall not be llable for any Loss arislng as a æsult of the Operator accepting and acting on or rejecting any such request or Instruction save in the case of gross nagllgence or wilful mlsœnduct or fraud ofthe Operator provlded the Opeætor has Immedlately nogfied the Customer ofsuch action .

8. HANDLING OF VESSELS

8.1 POF

The Customer acknowledges and agrees that all Vessels must be acceptable to the POF and it is the responsibility of the Customer to ensure that its nominated Vessels at all times meet and comply with the requirements of the POF, the Port Regulations, Applicable Laws and any other requirements and the Operator shall have no liability in this regard. The Customer further agrees that it shall comply with the Port Regulations and Applicable Laws and any orders or directions issued by the POF or the harbour master, including with respect to Vessel scheduling, loading, discharge and pilotage.

8.2 Order of Arrival

Subject to Clause 8.1 and except where required otherwise by the competent authorities or where deemed necessary by the Operator to facilitate other operations at the Terminal, the Operator shall take delivery of Product from, and redeliver Product to, a Vessel berthed at OT1 or OT2 on a first-come-first-served basis in accordance with the notices given to the Operator by such means and within such time as shall have been agreed between the Operator and the Customer.

8.3 Delayed Arrival

In the event of any delay caused to the Vessel or any delay, interruption or departure from the sequence of handing of the handling of the Vessel due to any cause whatsoever (including the non-availability of a berth or ancillary facilities), the Operator shall not be liable to the Customer or any other person for any Loss arising from any such delay or interruption or departure, including any claim for any demurrage or other compensation for any temporary or permanent loss of use of the Vessel.

8.4 Handling Instructions

If the loading or unloading of the Products shall be undertaken by the Operator as part of the Services, the Customer shall ensure that the Operator shall receive reasonably adequate directions which is usual in the case of such delivery in sufficient time regarding the proper manner of such loading or unloading.

8.5 Inadequate Instructions

(a) If the Operator shall not have received any or any reasonably adequate directions as described in Clause 8.4 or shall not have received such directions within sufficient time, the Operator shall be entitled to refuse to take delivery of or to re-deliver the Products and at the risk and expense of the Customer, to remove the Vessel to any place chosen by the Operator at its absolute discretion; and

(b) the Customer shall pay to the Operator all losses, costs and expenses (including demurrage and consequential losses) arising from such non-receipt, refusal and removal and shall be liable for any Loss arising from such failure and shall indemnify the Operator against such Loss.

8.6 Handling

The Customer shall ensure that, when the Vessel has berthed or landed alongside a delivery or re-delivery point at the Terminal designated by the Operator and the Operator has declared itself to be ready for such delivery or re-delivery, such loading from or unloading onto the Vessel (including the connection and disconnection of hoses and the taking and analysis of samples of the Products) shall commence immediately and proceed diligently on a 24 - hour basis daily (Including Sundays and public holidays) without interruption or delay until the completion of such loading or unloading . 7. Pumping Capacity Without prejudlce to the generality of Clause 8 . 5 , the Customer shall ensure that : (a) the Products shall be unloaded from a Vessel at the maximum pumping capacity which Is usual in the case of a vessel of a similar size and tonnage unless dlrected otherwise by the Operator, taking into account the receiving capacity of the Taminal and the requirements of safety ; and (b) the Products shall unless dlrected otherwise by the Operator, be pumped at such temperature, pressure and condltlon as will not delay or impede such pumping . If the Operator and the Customer shall differ on the question of such maximum pumping capacity, temperature, pressure or condi#on, Clause 30 shall apply . 8.8 The Customer shall ensure that the Vessel shall be removed from the Temlnal promptly upon completion of such loadlng or unloading or, sooner if necessary for compliance with the requirements of the competent authorities or where deemed necessary by the Operator to facilitate other operations at the Teminal . 8. 9.1 (a) the Products shall not be unloaded from or loaded onto the Veasel, as the case may be, at the times and the speed described in Clause 8 . 7 due to any reason whatsoever ; or (b) the Vessel shall not be removed from the Tenzlinal at the time described in Clause 8.8 due to any reason whatsoever (including the arrest or seizure of the Vessel by a third party), and the Operator shall have requested the Customer or the master of the Vessel to Increase the speed of such discharge or to remove the Vessel, as the case may be, and the Customer or the master shall fail to comply with such request dua to any reason whatsoever the Customer shall pay to the Operator all losses, costs and expenses(lndudlngdemurrage and consequential losses) arising from such failure and removal and shall be liable for any Loss arising directly from such fallure and shall indemnify the Operator against such claims . DETERMINATION OF QUANTITIES Quantities loadad to or unloaded from a Vessel will be ascertained by tha Operator's automatic tank level gauging system bafore and after each loading/unloading event and shall take Into account quandtles of Product stored In tha Terminal's pipelines . All deteminations or quantities shall be in accordance with ASTM International Standards . Surveyor The Customer may appoint an independent inspector(s), the identity of which shall be approvad by tha Operator, to witness the loading/unloading of the Products for delivery to, or redelivary from, the Terminal . The decision of such inspectors, if appointed, shall be treatad and accepted by the Customer and the Operator as conclusive and shall be final and binding upon the Operator and the Customer, save for fraud or manifest arror, as to the quantity of the Products so loaded or unloaded . If no inspector is appointed, then in such an event the quantities ascertained by the Operator shall be final and binding for both Parties . 1g. ACCESS TO TERMINAL 10.1 Authorised Access The Operator shall grant the Customer and pemons authorised in writing by the Customer, access to the Storage Facilities only for ths purposes of the Agreament subject to their compliance with the requirements of the Operator and the competent authorities . Operator should prepare the required cargo shipping documents requested by Customer . Operator is having the needed infrastructure to transfer the Product through the matrix manlfold of the FuJalrah OII Tanker Temlnal . No Claim 10.2 The Operator shall not be liable for any Loss due to any cause whatsoever arising from the entry to or presence of the Customer or such authorised persons on the Teminal and the Customer shall indemnify the Operator against such Loss except for Loss which arises due to the gross negligence or wilful misconduct of the Operator . 11. CONDITIONS OF PAYMENT 1. Invoicing and Payment (a) In Consideration to Box 13 of Commercial Storage Agreement, tha Customer will pay the Operator the Rental and Handling Chargas (as may be revised from time to tlme pursuant the tems of this Agreement) covartng the Volume Commitment, over the period of twelve months, on account, and in advance . The first month to be paid in a currant - dated cheque to be dated with the date of this Agreement, and the remaining eleven months period to be paid with eleven post - dated cheques, in advance, dated 15 days prior the beginning of each storage month covering the rest of the Term . (c ‹e› (b) Not later than 10 days after the end of each month, the Operator shall submit to the Customer an Invoice for the Fee Incurred (excluding the Rental and Handling Charges) in respect of the Immediately precedlng month . The Customer shall pay such invoice within 10 days of its being issued . All sums of whatever nature due from the Customer to the Operator undar the Agreement shall be payable without demand and set - oP, or counter claim and without deductlon . (d) All amounts payable to the Operator under this Agreement are exclusive of any Value Added Tax or other applicable sales tax or duty of any klnd . For the avoldance of doubt, charges related to the Port of Fujairah will be charged to the Customer as per actual Port of Fujairah Invoice which is Inclusive of Value Added Tax . If any deducgon or withholding for or on account of tax is requlred by the laws of any jurisdiction to be made by the Customer from any paymant, the Customer shall pay to the Operator such additional amount as will (after such deduction or withholding has been made) leave the Operator with an amount equal to the payment which would have been due if no deductlon or withholding for or on account of tax had been required .

2. Immediate Paymant NoMithstanding the period for payment stipulated in Clause 11 . 1 : (a) if legal proceedings shall be commenced by any third party for the bankruptcy or liquidation or winding up of the Customer, unless the Customer can provide evidence satisfactory to the Operator that such proaaedlngs are frivolous or vexatious and can be dlsmissed within 15 days ; (b) if tha Customer shall make any offer of composldon to Its creditors (except In the case of a voluntary reorganisation not including the insolvency of the Customer) ; (c) if any order of distress or attachment or similar order shall be mada against any property of the Customer and remains undischarged for 14 days ; (d) if the Customer shall coase to carry on the business in which it was engaged at the commencement of effact of the Agreement ; or (e) if the Customer shall fail to perform or observe any material term or condition of the Agreement, all sums due from the Customer to the Operator shall become immediately due and payable . 3. Interest If due to any reason whatsoever (except the default of the Operator), the Customer shall not pay any sum payable to the Operator under the Agreement wlthln 15 days after the date of the Oparator's invoice them (a) the Operator shall be entitled to engage the services of any pemon to recover such sum from the Customer, in which event the Customer shall also be liable for all actual costs incurred by the Operator for such services (including the legal costs) ; and (b) regardless of whether or not the Operator shall have engaged the services of any person as described in Clause 11 . 3 (a) the Customer shall in addition to all sums payable under the Agreement and Ihe costs described in Clause 11 . 3 (a) (If any), pay to tha Operator interest on such sums and the costs at 5 ƒ A above the then current LIBOR rate, which interest shall be payable on a day to day basis from the date immediately aftsr the due date for payment to the date of actual payment of such sums, the costs and interest thereon or to the date of expiry or sooner termination of the Agreement, whichever Is earller . Suspension If the Customer fails to pay any amount within 10 days after the due date under this Agreement, the Operator may suspend the provision of Services under this Agreement until such non - payment is ramediad . The Operator shall notify the Customer of any imminent suspension of the provision of Services, not less than 5 days prior to the date on which the Operator shall effect such suspension . Failure by the Operator to provide notification to the Customer of any suspension of the Services shall not limit, dimlnlsh or invalidate in any way the Operator's right to suspend the provision of the Services In accordance wlth thls Clause 11 . 4 . During the period of suspension, the Rental and Handling Charges shall continue to be payable . 11.4

11.5 Basis For the avoidance of doubt, It is hereby agreed and declared that: ( › ‹c› where the Products shall be delivered or taken re - delivery of by a Vessel, such sums have been charged on the basis that the Products shall be delivered or re - delivered at the flange of the pipeline which is connected to the manifold of the Vessel ; (d) (b) unlass expressly agreed otherwise, such sums shall be payable for the whole perlod during which the Storage Facilities are available for the Customer's use pursuant to the Agreement regardless of whether or not the Customar shall have actually used the same ; unless expressly agreed otherwise, such sums shall be payable on a monthly basis. Payment for a part only of a month should be on a pro rata basis; and the Operator shall not be obliged to recovar from thlrd parties any sums which may be due from thlrd parties to the Customer in respect of the Products. 12. TniRo PARTY CHAROES A D Suus oN PRODUczs 1. Customer's Liability The Customer shall pay to the Operator the amount of any properly invoiced charges or sums due or pald by the Operator to third parties (Including any freight, port charges, taxes, duties, conMbutlons, fines and any other costs) in respect of the Customer's Product and/or the provision of Serdces to the Customer save for any charges which are specified In the KeyCommsrcial Terms to be borne by tha Operator and shall Indemnify the Operator against any Loss arising in respect of such unpaid charges and sums regardless of whether or not the Products shall then be present at the Teminal . 13. RiGHTS OF LIEN AND RzTENTION 1. The Operator shall have a right of lien and retention ovar the Products and all sums (including any insured sums collected by the Operator for the Customer), documents and valuables which the Operator shall now or hereafter hold of or on behalf of the Customer or whlch 1 s now or hereafter due to the Customer, to secure the perfomance of all of the duties, undertakings and obligations of the Customer under the Agreement or under any other agreement made between the Operator and the Customer in respect of other Products at the Temlnal . 2. The Operator shall axarcise Its rights under Clause 13 . 1 by delivering a notice to the Customer seking out the amount of the sums due under the Agreement and any other agreement beMeen the Operator and the Customer In respect of other Products at the Tarmlnal (a "Failure to Pay Notice") . The Failure to Pay Notice shall also set out a due date for payment of such sums, such date to fall at laast 7 days after the date of Issuance of the Failure to Pay Notica . 3. The Customer acknowledges and agrees that if the Customar has not paid the amounts due by the due date set out In the Failure to Pay Noti ¢ e, then the Operator shall be antltled to make an application to any relevant court, to allow the Operator to sell a quantity of Product that will satisfy the amounts due under the Failure to Pay Notice .

14. TpANSFER OF OWNERSHIP The Customer may transfer title to Product stored in the Storage Facilities to any person who has contractual rights to the necessary storage capacity in the Teminal . Any such transfer of title shall be promptly notified to Operator . 15. REPRESENTATIONS AND WARRANTIES Each Party hereby represents and warrants to the other Party that: (a) it Is a company duly incorporated and validly existing under the laws of the jurisdiction referred to in Box 2 of the Key Commercial Tems; (b} it has the power and authority required to enter Into this Agreement and perform fully its obligations under thls Agreement in accordance with its tems; (c) subject to any general principles of law, assumptions or qualifications referred to In any lagal opinion required in relation to this Agreement, thls Agreement is legal, valid and binding on It and Is enforceable in accordance with its tems ; the execution and delivary of this Agreement and the performance of its obligat/onsunder this Agreement have been duly authorised by all the necessary corporate actions on the part of such Party ; and (d) neither the entry into this Agreement nor the implemantatlon of the transactions contemplated by It will result In: (i) a violation or breach of any provision of its statutes, by - laws or other constitutional documents; (11) a breach of, or give rise to a default under, any contract or other agreement to which it is a party or by which it Is bound; or (ii) a violation or breach of any applicable laws or regulations or of any ordar, decree or judgment of any court, governmental agency or ragulatory authority applicable to it or any of its assets, and in case of breach of any such representation and warranty, the Customer agrees to lndemnlfy and keep Indemnlflad the Operator agalnst any such breach . 16. TERMINATION 1. Early Teminatlon by Operator Notwithstanding the other provisions of the Agreement, the Operator may at any time after the occurrence of an Event of Default by the Customer which is continuing termlnate the Agreement, by giving written notice of such termination to the Customer . 2. Event of Default Each of the following is an Event of Default by the Customer : (a) If the Customer shall fail to observe or perfom any of ib material obligations under the Agreement and shall not remedy ils failure to so observe or perform such material obligations within 30 days' time after the Operator has notified the Customer of such failure ;

(f} (b) if the Customer shall fall to pay any sum due under this Agreement and shall not remedy its failure to pay within 15 days' time after the Operator has notified the Customer of such failure to pay ; (c) if the Operator shall be of the reasonable opinion that the Products have become subject to changes or deteriorated or may become subject to changes or deteriorate and the Operator Is of the raasonable oplnlon that the Customer has failed to give proper or full instructions to the Operator for the prevention or reduction of such changes or deterioration ; (d) if the Products stored at the Teminal are not In compliance with UAE Laws and the Port of Fujairah Laws ; (I) (e) If the Customer or any of its shareholders, group company, parant company, subsidiarles, or, to the Customer's knowledge, any director, officer, employee, agent, afAllate or representative of the Customer or any of its subsidiaries, is an Indlvldual or entity (“Person") that Is, or is owned or controlled by a Person that Is subject to any sanctions admlnlstered or enforced by the U . S . Department of Treasury's Office of Foreign Assets Control, the United Nations Security Council, the Council of the European Union, Her Ma}esty’sTreasury, or other relevant sancdons authority (collectively, ƒ Sancbons*) . if the Customer conducts businesses with any parent company, subsldlary, joint venture paMer or other Person that facilitates any actlvitles or business with any Person that, at the time of such facllitation, is the subject of Sanctlons . (g) if the Customer shall have a racaiver appointed over all or any substandal part of its asset and In the case of an appointment by a creditor, such appointment is not dlsmlssed within 30 days ; (h) If the Customer shall make any composition wlth Its creditors (except in the casa of voluntary reorganisation not invoIvi • s insolvency of the Customer) ; or if the Customer shall go Into llquldatlon whether voluntary or compulsory (otherwise than for the purposes of amalgamation or reconstruction) . 16.3 Early Temlnatlon by Customer Notwithstanding the other provlsions of the Agreement and the required notice periods therein, the Customer may terminate the Agreement forthwith at any time without claim or charge by the Operator, by giving notlce to the Operator if any of the following has occurrad and is continuing : (c (a) if the Operator shall have a receiver, bankruptcy trustea or analogous person appolnted over or to administer and manage all or any substantial part of its assets and such appolntment Is not dismissed or wlthdrawn within 30 days ; or (b) if the Operator shall make any composition wlth its creditors (excapt In the case of voluntary reorganisation not involving insolvency of the Operator) ; or if the Operator shall go into liquidation whether voluntary or compulsory (otherwise than for the purpose of amalgamation or reconstruction), provided that for as long as any amount owed to any secured Finance Party, or any agent or trustee acting on its behalf (a "Security Trustee"), by the Operator is outstanding, tha Customer shall not be Remitted to teminate this Agreement upon tha occurrence of any of the events or circumstances specified in Clauses 16 . 3 (a) to 16 . 3 (c) (Inclusive) and shall instead, subject to the requlred notice perlod thereln, only be permitted to teminate this Agreement : in the event or circumstance set out in Clausa 16 . 3 (a) occurs ; or if : (A) a receiver wlth a power of sale has been appointed by any secured Flnanca Party or the Security Trustee ; (B) a bankruptcy trustee has been appointed by a court in the United Arab Emlrates on the application of any secured Finance Party or the Security Trustee ; or (C) any analogous person is appolnted by or on the application of any secured Finance Party or the Security Trustee, in each case over or to administer and manage : (D) all or any substantial part of the Oparator's assets; or (E) the shares in the Operator that have baen charged to the secured Flnance Party, or the Security Trustee (as the case may be), and any appointment referred to in paragraph (A), (B) or (C) is not dismissed or withdrawn within 30 days ; or any secured Finance Party or Security Trustee (as the case may be) has been awarded a favourable judgment ofa court in the United Arab Emirates substantiating ma secured Finance Party's, or Security TnJstea's (as the case may be) debt clalm and enabllng It to 9 elI (X) the Operator's business and/or assets that have been charged to the secured Finance Party, or the Security Trustee (as the case may be) by the Operator or (Y) the shares in the Operator that have been charged to the secured Finance Party, or the Secuñty Trustee (as the cass may be) ; or a court in the United Arab Emirates has issued a judgment of liquidation or otherwise authorising (or permitting) the dissolution of ths Operator following a judgment of bankruptcy, or any similar or comparable events under any new legislation applicable to the Operator . (ii) (iv) 47. AFTER TERMINATION 1. Tamlnatlon Payment on Early Temilnation by Operator The Customer shall pay to lhe Operator forthwith on any termlnation pursuant to Clause 16 . 1 , other than in the csse of a termlnatlon pursuant to Clause 16 . 2 (i) due to an act or omission of the Operator or Force Majeure, an amount aqual to the aggregate of : (a) any amounts then due or payable but unpaid by tha Customer undsr this Agreement; (b) any amount to be dua and to be Invoiced under thls Agreement but unpaid by the Customer, equal to the aggregate of the due and owing Rental and Handling Charges, the Excess

Throughput Charges, the Circulation Charges, the Inter Tank Transfer Charges, the Portal Fujairah Tariffs and the Claanlng Charges if cleaning of the Storage Facilities is necessary in the opinion of the Oparator ; (c) any Rental and Handling Charges under this Agreement for the remainder of the Agreement period till expiry to fall immediately dua for payment to the Operator; (d) by way of agreed compensation, the Termlnatlon Sum calculated as at the date of that termination. 2. No liability following early termination by Customer Without prejudice to any accrued rights up to temination, the Operator shall have no liability under this Agreement or otherwise in connection with or as a result of any termination of this Agreement pursuant to Clause 16 . 3 (Early Termination by Customer) . 3. Removal of Products The Customer shall completely remove the Products from the Storage Facllltles not later than the date of explry or the day falling 30 days after termination of the Agreement pursuant to Clause 16 . 4. Return of Sterage facilities If cleaning of the Storage Facilitles Is, in the opinion of the Operator, necessary, upon expiry or termination of the Agreement, or due to a change in the nature of the Products stored or to be stored therein, during the term hereof, or both, the Customer agrees to remove or cause to remove any Products and waste to pemit cleanlng In a safe and legal way and to reimburse the Operator for said cleaning, removal and disposal . 5. Rlght of Disposal If the Customer falls to remove the Products due to any reason whatsoever upon the expiry or temination of the Agreement in accordance with Clause 17 . 3 , the Operator shall be entitled, by notice to the Customer, to remove the Products from the Storage Facilities to any place whether In or outside the Teminal and dispose of or destroy the Products in such manner as the Operator deems fit and at the risk and expense of the Customer and by rendering any surplus to the Customer to an account as notified by the Customer . 6. Proceeds If the Operator shall decide to dispose of the Products under Clause 17 . 5 by sale by private traaty or publlc auction any proceeds of the sale shall be applied by the Operator in the following manner . (a) firstly, in payment of all sums due from the Customer to the Operator under the Agreement or under any other agreement made between the Operator and the Customer, (b) secondly, In payment of the expenses of the removal and disposal and any storage of the Product In the period between such removal and disposal ; and (c) thirdly, in paymant of any sums due from the Customer to the competent authorities; (d) fourthly, In payment of other claims or liens of which notlce has been given by thlrd parties to the Operator, and by rendering any surplus to the Customer to an account as notified by the Customer . 7. Insufficient Procaeds If the proceeds of any sale of the Products by the Operator pursuant to Clause 17 . 5 shall be Insufficient to satisfy In full any claim of the Operator under the Agreement and under any other agreement made between the Operator and the Customer, the Operator shall be entided to recovar the same from the Customer as a debt in any court of compatant jurisdiction . Any sale of the Products by the Operator purauant to Clause 17 . 5 shall be free from any encumbrances . 8. No Liabllity The Operator shall not be liable for any claim arising from the removal, disposal, destruction and intamediate storage of the Products under this Article 17 , and the Customer shall indemnify the Operator against such claims . 18. FORCE MAJEURE 1. Scope of Force Majeure Any dalays in or failure of perfomance by either Party shall not constitute default hereunder or give liability for any claims if and to the extent such delays in or failures of performance are, without the fault or negligence on the part of the affected Party, caused by Force Majeure . "Force Majeure" shall mean any event or clrcumstances, which is not withln the reasonable control of the Party (acting as a Reasonable and Prudent Operatar) affected by the cause and which, by the exercise of diligence, such Party (acting as a Reasonable and Prudent Operator) is unable to foresee or prevent and may indude, but shall not be llmitad to : (a) war, hostilities, ravolution, riots, insurrection or othar civil commotion, acts of terrorise or sabotage; (b) nuclear explosion, radioactive, biological or chemlal contamination, ionlzlng radiation, or the dlscovery of such contamination or radiation; (c) strikes and/or lockouts axcept any such actlon by employaes or subœntractors or agents ofthe Party claimlng Force Majeure; (d) any affect of the natural elements, including lightning, fire, earthquake, sandstorm, flood, storm, tsunaml, cyclone, typhoon or tornado; (e) explosion (other than nudear explosion or an explosion resulting from an act or war); (f} epldemlc or plagua ; (g) Inability to obtain necessary equipment or materials due to blockade, embargo or sanctlons; and (h) any act of omission of any competent authority including any refusal to issue, withdrawal, non - renewal or non - extension of a license, permit or approval. 18.2 Notification If either Party is prevented from or delayed in perfomlng any of Its obllgations under the Agreement by Force Majeure, such Party shall immedlately nogfy the other Party in writing of the occurrence of the circumstances constitudng Force Majeure . Forthwith upon the

Force Majeure ceasing to have effect, the Party relylng upon It shall give wrltten notlce thereof to the olher Parly . 3. General Limitations The affected Party shall not be entitled to suspend performance under this Agreement for any greater scope or longer duration than is required by the Forca Majeure or the delay occasioned thereby . Obligations of the Parties that were required to be completely performed prior to the occurrence of Force Majeure shall not be excused as a result of such occurrence . The Customer shall be able to clalm Force Majeure only in respect ofa vessel that is loading or unloading at the Teminal, or whose scheduled loading and unloading at the Terminal has been notified to the Operator . The failure or Inability of either Party to satisfy a payment obligation that has arisen undar this Agreement shall not be excused by Force Majeure . 4. No Breach Neither Party shall be deemed to be in breach of the Agreement or be liable to tha other for any delay in performance or non - performance of its obligations undar the Agreement to the extent that such delay or non • peiformance is due to Porce Majeure, of whlch it has notified the other Party . The Party claiming Force Majeure shall perform and observe its obligatlons under the Agreement insofar as the perfomance and observance thereof are not prevented by Force Majeure . To the extant that the Operator Is unable to provide the Servicas as a result of Force Majeure affecting the Operator, the Customer shall not be obliged to pay the Rental and Handing Charges . 18.5 Use of Storage Facilities If Force Majeure is being claimed by the Customer, and as a result of such Force Majeure, the Customer Is not using the Storage Facilities, the Operator may allow the use of the Storage Facilitles to other customers for so long as the Force Majeure continues . 18.5 Efforts The Party claiming Force Majeure shall use reasonable efforts to promptty cure the effect of Force Majeure . 18.7 Temlnation Where an event of Force Majeure affecting Operator or Customer extands for more than 90 consecutive days, ea : ii Party shall have the right to temlnate this Agreement by giving 30 days' written notice to that effect . 19. LIABILITY 1. Operator's Liabllky (a) The Customer shall indemnify and hold the Operator hamless from and against all daims, costs, losses, liabilities, injury to person and/or damage to property, causad by or resuldng from : (i) Any gross negligence, misconduct, and/or any intentional wrongful acts oromissions on the part of the Customer, its employees, agena, contractors or any other persons actlng under ik authority (including but not limited to, any contractors transporting product to or from the terminal) in the performance of this Agreement ; and

(ii) To the extent not caused by the negligence, misconduct, wrongful acts or omissions of the Operator, its employees, agents or contractors, any losses incurred directly as a result of the physical or chemical charactaristics of the Product . (b) For the avoldance of doubt, the Operator shall not be liable to the Customer for any claims, costs, losses, damages, Ilabilitles, Injury to person and/or damage to property incurred by the Customer to tha extent that such daims, losses, damages, lIablIltIe9, Injury to p8rson and/or damage to property are caussd (whether dlrectly or indirectly) by the Operator in the perfomance of ils obligations under lhis agreement In accordance with its terms. The Operator shall carry out the Services with reasonable care and to the Standards of a Reasonable and Prudent Operator . Without prejudice to the Parties ' rlghts under the other provisions of the Agreement, this Clause 19 . 1 shall not impose on ths Operator any liability for claims arising from : (c) Force Majeure; or (d) any delay in the delivery of the Products to the Operator 2. Event of Claim Notwlthstandlng anything to the contrary in this Agreement, in lhe event of any claim against the Operator : (a) the Operator shall not be liable for any forms of consequential losses (Including loss or profits, indirect loss or damage or other foms of purely economic losses); (b) the Operator shall not be liable for any clalm arising before dellvery of the Products to the Operator or after re - delivery oftha Products to tha Customer; (c) the claim will be vold if the Customer shall not have notified the Operator thereof within 120 days after the occurrence of the event giving rise to the claim or within 120 days after the re - delivery of the Products to the Customer, whichever is earlier ; and (d) if the claim shall have baen notified to the Operator in accordance wlth Clause 19 . 2 (d), the claim shall become vold if the Customer shall not commence legal proceedings In respect thareof withln the period of 120 days after the date of such notice . 3. Compensation If any claim shall be made against the Operator by more than one person and the Operator shall decide to pay compensation in respect of the clalm, the Operator shall be entitled to apportion such compensation among such persons according to the extent of proven loss or damage suffered by each of them .

t9.4 Customer's indemnlttes The Customer shall indsmnlfy, defend and hold harmless the Operator, its respective officer, employees and agents against : (a) any and all claims for Loss, damage and expense of whatevar kind and nature, Includlng all related costs and expenses, in respect of personal Injury to or death of any person employed by the Customer ; and (b) any and all claims for Loss, damage and expense of whatevar kind or nature, including all related cosb and expenses, brought by third parties against the Operator or lls officers, employees or agents in connection wlth any act or omission of the Customer or Its officers, employees or agents . 19.5 Operator's indemnities The Operator shall indemnify, defend and hold hamless the Customer, its raspectiva officers, employees and agents against any and all claims for Loss, damage and expense of whatevar klnd and natura, Including all related costs and expenses, in respect of personal injury to or death of any person employed by the Operator . 18.6 lndemnlty Procass (a) Each of the Operator and the Customer undertakes and agrees, whan asserting its right to indemnification from the other Party for the negligence or mlsconduct or wrongful acts or omissions of any of such other Party's contractors : (i) To first seek recourse agalnst any such contractor (including, where applicable, recourse against the Owners, insurers or P and I Clubs of the responsibla barge or marine vessel) ; To use commercially reasonable afforts to obtain from such Ownem, Insurer or P and I Clubs sufficient security to cover said contractor liability ; To claim under this indamnlty only If and to the extent such contractor (Including, where applicable, recourse agalnst tha Owners, Insurars or P and I Clubs of the responsible barge or marine vessel) Is liable and Is unable within a reasonable tlme under the c 1 rcumstances to meet and discharge Its liabiliées in full ; and That it will exercise commercially reasonable efforts to assist the other in obtaining recourse and recompense from or on behalf of thlrd parties for losses incurred . (ii) (lii) (b) In the event that any loss in œused In whale or In partly by the concurrent negligenæ or intentlonal wrongful acts or omlsslons ofthe Oparator, its employees, agents, contractors or any other parsons acting under Ils authority on the one hand and the Customer its employees, agents, contractom or any dher persons acting under its authonty on the other hand, then this obligation to indemnify shall be comparative and each Party shall indemnify the other to the extsnt that such Party's negllgenœ or lntendonal wrongful acts or omissions weæ the œuse of such loss .

20. 1. Insurance and Liability The Operator shall maintain throughout the course of the Agreemsnt the following insurance requirements : A) Worker's Compensation and Employer's Liability insurance, as prescribed by applicable law B) Commercial General Liability Insurance with an adequate maximum limit per occurrence and in the aggregate per year for bodily injury, property damages, and contractual liability coverage not exceeding the legal liability . 2. No Insurance of Products by Operator Unless it has been explicitly agreed in writing with the Customer, the Operator shall not be obliged to insure the Products of the Customer or any other property of the Customer or any third party . 3. Insurance of Products by Customer The Customer must maintain adequate insurance for the Products of the Customer in the Terminal . The terms and conditions of such Insurance shall Include : (a) that the Operator ba a co - insured in respect of such policy; (b) the Insurers waive any rlghts of subrogation against the Operator; and (c) such other tems as the Operator shall reasonably specify. 4. Radellvery In the event of the re - delivery of part of the Products, the Customer shall notify the Operator of the insurable value of the remainlng part of the Products failing which the Operator may reduce the insured sum in respect of the Products in the same proportion as the Products shall have been reduced In number, weight, measurement or content . 5. Operator's Assistance If the Customer shall request the assistance of the Operator to determine lhe extent and value of any loss, damage or destruction of the Products, the Operator may, but shall not be obliged to, render such assistance subjeat to : (a) the Customer's payment of the costs of such assistance (includlng the fee of the Oparator) and (b) If the Operator so stipulates, the Customer's prior payment in cash of all sums due, from the Customer to the Operator under the Agreement or under any other agreement mada between the Operator and the Customer . 6. Insurance of Protectlon and Indamnlty Cover by Customer The Customer shall produce and maintain (or, in the case of Vessels it has chartered, cause to be procured and maintained), in relation to Its Products, activities and the activities of Its Vessels at the Terminal, comprehensive protection and Indemnity insurance Including coverage for injuryñoss of lives, full collision liability, damage to property including fixed floating objects or Port of Fujalrah property, crew, cargo, pollution liability, spillage and wreck removal, towaga, war risks and fines, in accordance wlth good industry practlce in addition to any requirements imposed by the Port Regulations. 21. CONFIDENTIALITY 1. Confidential Information (a) Subject to Clause 21 . 1 (b), each Party agraes to and shall cause its respective agents, representatives, affiliates, employees, officars and dlractors, to Feat and hold as confidential (and not disclose or provide access to any person), all confidential infomation received by it relating to the other Party, infomatlon relating to the provisions of and negotiations leading to this Agreement, and all other confidential or proprletary infomation with respect to the Teminal . (b) A Party may disclose information which would otherwise be confidential without the consent of the othar Party, if and to the extent : (I) requlred by the rules of any stock exchange or any governmental, regulatory or supervisory body or court of competent jurisdiction to whlch the Party making the dlsclosure is subject ; (iii) (lv (ii) requlred by any stock exchange or any governmental, regulatory or supervisory body of the Operator's parent company, which for the avoidance of doubt, Is listed on the Nasdaq Stock Exchange, New York . requlred by the law of any relevant jurisdiction; requlred by lenders in connection with debt financing arrangements for the Terminal; (v) required by any competent authority to register security in favour of any lendar (howsoever described) in connection with debt financing arrangements for the Teminal ; (vi) disclosure is made to the amilates, professional advisers, auditor and bankers of that Party; (vii) disclosure is made to bona fide potential purchasers of shares In that Party and the professional advisers of such bona fide potential purchasers; the Infomatlon has come into the public domaln through no fault of that Party; or (ix) the other Party has given prior written approval to the disclosure. (c) Thls Clause 21 and such Clauses of this Agreement as are necessary to pemit the anforcement of this Clause 21 shall continue to apply for Mo (2) years following the expiry or termlnation of thls Agreament . 22. CUMULATIVE RloHTS AND REMEDIE9 The rights and remedles given to the Pañies under this Agreement shall be cumulative remedies and shall not prejudice any other rights or remedies of the Parties contained In the Agreement or at law or the right of action or othsr remedy oftha Parties for the recovery of any sums due to it from any other Party or in respect of any antecedent breach of the Agreement by that Party .

23. COMPUANCE WITH STAT \ ITES The Pañies shall comply with the provisions of all statutes affecting the Products, the Services and the Agreement (including, without limitation, those specified in Box 20 of the Key Commercial Terms) and shall give all necessary notices and the Customar shall obtain all requisite permission, approvals and consents . The Customer shall indemnify the Opamtor against any fines . penalties, losses, costs or expenses incurred by the Operator in respect of any non - compliance with the provisions of such statutes save for where such fines, penalties, losses, costs or expenses ware caused by the gross negligence or wilful misconduct of the Operator . 24. NOTICES 1. Unless otherwise provided for herein, all notices to be given or made In connection with the matters contemplated by this Agreement shall be in writing and shall be delivered personally or sent by prepaid mail : In the case of the Operator to : Brooge Petroleum and Gas Investment Company FZE Address: P.O. Box 50170, Fujairah, UAE Akention: Mr. Nlcoleas Paardenkooper Chief Executive O/ifcer 6mai/: nico.paardenkoope/jtgbpoIc.com In the case of the Customer to : andsha#bedeemedtohaveMenduygvenormadexwedasM#ows: (a) if personally delivered, upon delivery at the address of the relevant Party; (b) If sent by mail, 2 Business Days aftar the data of posting; and provided that if, in accordance with the above provision, any sush notice, demand or other caYimunication would otherwise be deemed to be given or mada on a non - Business Day after 5 . 00 p . m . at the location of the reciplent, such notice, demand or other communication shall be deemed to be glven or made at 9 . 00 a . m . on the next Business Day at the location of the recipient . Unless the contrary be proven, proof of postage or delivery shall be proof of service .

2. A Party may notify the othar Party ofa change to its nama, relevant addressee, address or fax number for the purposes of Clause 24 . 1 provided that such notification shall only be effective : (a) on the date specified In the notificatlon as the date on which the change is to take placa ; or (b) if no date is specified or the date specified 1 s lass than 10 days after the date on which notlce is given, the date falllng 10 days after notice of any such change has baen givan . 25. AS9IGNMENT/EUBLEASE 1. The Operator may at any time assign/sublease or otherwise transfer all or any part of iD righb under thls Agreement . 2. The Customer shall not assign or otherwise transfer all or any part of Its rights under this Agreement without tha prior consent of the Operator (which may be granted or withheld in its absolute discretion and may be granted subject to any conditions as the Operator deems necessary in the circumstances) . The Customer shall also be entltled to sublease part or all the Committed Volume to another well reputed thlrd party subject to hav 1 ng the Operator's prior written approval (not to be unreasonably withheld) . 26. CONSENT OR WAIVER No consent or expressed or ImpIIed waiver by a Party to or of any breach of any covanant, condition or duty ofthe other Party shall be œnstructed as a consent or waiver by that Party to or of any other breach of the name or any other covenant condition or duty by that Party and shail not prejudice in any way the rights powers and æmedies of that Party contained in the Agreement . 27. ÑEVERABILITY Should any part, term or provision of the Agreement be judged illegal or in conflict wlth any law, by a court of competent jurisdiction, the validity of the remaining potions or provisions shall not be affected thereby . 28. APPLICABLE LAW The Agreement and any dispute, difference, controversy or claim arising out of or relating to thls Agreement including the negotiation, existence, validity, Invalldlty, enforceability, breach or teminatlon thereof regardless of whether the same shall be regarded as cantractual or not (a "Dispute"), shall be governed by the federal laws of the United Arab Emirates and the laws of the Emirate of Fujalrah . 29. NOTICE OF DI6PUTE Any Party intending to commence proceedings in relation to any Dispute shall give at least 10 Business Days' prior notice in writing to the other Parties of its intention la do so, explaining the nature of the Dispute and the Intended proceedings . 30. 30 . 1 AnyDispute shall be referred to and finally resolved by arbitration under the LCIA Arbitration Centre Rules (the "Rutes") which (save as modified by thls Clause 30 ) are deemed to be incorporated by reference Into thls Clause 30 . Capkalised terms used in thls Clause 30 and not otherwise defined In thls Agreement have the meanings given to them In the Rules .

'30.4 31. 30.2 the scat, or logal placo, of arbitration shall be the Dubai International Financial Centre, Dubai, United Arab Emirates. 30 . 3 The number of arbitrators shall be three . The claimant (or, if more than one claimant, the claimants jointly) shall nominate or . e arbitrator and the respondent (or, if more lhan one respondent, the respondent jointly) shall nominate one arbitrator, in each casa in accorrJanra with thn Rules . The . third arbitrator, who w!ll act as chairperson of the arbitral tribunal, shall be nominated jointly by the lwo co - arbitrators, provided that if the third arbitrator has not been so nominatea within 30 Business Days cf the tima - limit for service of the response, the third arbitrator shall be appolnted by the LCIA Court . The language to be usad in lhe arbitral proceedings shall be Engish . THlRoPARTYRiGxTS Save as exprassly provicled In this Agreement, a parson, who or'ahIch is not a party to the Agrean en(, has no right to enforce or enjoy the hetiefit of at›y t«im of the Agreanient. INWFTNESS WHEREOr the Parlies hereto have entered into thls Agreemert and accepted the General Terms and Condillons on the day and year fir Slgned by: Mr. Nicolaas L. Paaraenkooper for and on behalf of 8rooga Petro/otim and Gas Investment G ›’ In the presence ol: Name: ......................................................... Signature: or an on eh CenGeo New Energy’ In the Signature.” umi